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                             DAVIS BUJOLD & STRECK
                          500 North Commercial Street
                             Manchester, NH  03101
                                 (603) 624-9220



                                    CONSENT
                                    -------



     The undersigned hereby consents to the use of its name under the heading "Legal Matters" in the Registration Statement and related prospectus of Medical Device Technologies, Inc., file no. 33-32727.



                                    /s/ Davis Bujold & Streck
                                    --------------------------------
                                    Davis Bujold & Streck

Manchester, New Hampshire
May 8, 1996